                                  Exhibit 10.45

   [Amended, Restated and Consolidated Bridge Loan Agreement dated as of December 2, 1998 between the Company, Galen Partners III, L.P., Galen
  Partners International III, L.P., Galen Employee Fund III, L.P. and the
                         other signatures thereto]

================================================================================

                       AMENDED, RESTATED AND CONSOLIDATED

                              BRIDGE LOAN AGREEMENT

                                       for

                                   $8,500,000

                                      among

                       HALSEY DRUG CO., INC., as Borrower,

                                       and

                            GALEN PARTNERS III, L.P.
                     GALEN PARTNERS INTERNATIONAL III, L.P.
                          GALEN EMPLOYEE FUND III, L.P.
                             and OTHERS, as Lenders,
                                       and
                 GALEN PARTNERS III, L.P., as Agent for Lenders

                          Dated as of December 2, 1998

================================================================================

                     Wolf, Block, Schorr and Solis-Cohen LLP
                                 250 Park Avenue
                            New York, New York 10177

                                TABLE of CONTENTS

SECTION 1.  DEFINITIONS, TERMS AND HEADINGS..................................2
      1.1.  General Definitions..............................................2
      1.2.  Accounting Terms and Determinations..............................9
      1.3.  Other Terms; Headings............................................9

SECTION 2.  TERMS OF THE CONSOLIDATED BRIDGE LOAN............................9
      2.1.  Commitment.......................................................9
      2.2.  Consolidated Bridge Loan.........................................9
      2.3.  Amended, Restated and Consolidated Notes........................10
            (a)   The Amount................................................10
            (b)   General Terms ............................................10
            (c)   Adjustment of Conversion Price............................10
            (d)   Payment...................................................10
            (e)   Interest..................................................10
            (f)   Prepayments of Notes......................................11
            (g)   Interest After Event of Default...........................11
            (h)   Exchange or Replacement...................................11
            (i)   Transfer..................................................12
      2.4.  Warrants........................................................12
      2.5.  Security; Subordination of the Existing Credit Facility.........12
      2.6.  Registration Rights.............................................12
      2.7.  Consent and Waiver..............................................12
      2.8.  Agency Agreement ...............................................13
      2.9.  Miscellaneous...................................................13

SECTION 3.  CONDITION PRECEDENT.............................................13
      3.1.  Conditions Precedent to Consolidated Bridge Loan................13
      3.2.  No Liens........................................................13
      3.3.  Representations and Warranties Correct..........................14
      3.4.  Legal Opinion of Counsel to Borrower............................14
      3.5.  Officer's Certificate...........................................14
      3.6.  Closing Fees....................................................14

SECTION 4.  REPRESENTATIONS AND WARRANTIES..................................14
      4.1.  Representations and Warranties of Borrower......................14
            (a)   Organization and Qualification............................14
            (b)   Authority; Consents and Filings...........................14
            (c)   Enforceability............................................15
            (d)   No Conflict...............................................15
            (e)   Government Regulation.....................................15

            (f)   Indebtedness; Rights in Collateral........................15
            (g)   Locations of Offices, Records and Inventory...............16
            (h)   Inventory.................................................16
            (i)   No Judgments or Litigation................................16
            (j)   No Defaults...............................................16
            (k)   Financial Information, SEC Documents......................16
            (l)   Compliance with Law.......................................16
            (m)   Intellectual Property.....................................16
            (n)   Licenses and Permits......................................17
            (o)   Taxes.....................................................18
            (p)   Labor Disputes and Acts of God............................18
            (q)   Partnerships..............................................18
            (r)   Solvency..................................................18
            (s)   Forfeiture Proceeding.....................................18
            (t)   Offering..................................................18
            (u)   No Discrimination.........................................19
            (v)   ERISA.....................................................19
            (w)   Registration Rights.......................................19
            (x)   Accuracy and Completeness of Information..................19
      4.2.  Representations and Warranties of Lenders.......................19

SECTION 5.  CHANGE OF CONTROL PURCHASE ORDER;
            CONVERSION RIGHTS...............................................20
      5.1.  Change of Control...............................................20

SECTION 6.  AFFIRMATIVE COVENANTS...........................................22
            (a)   Financial Reporting and Projections.......................22
            (b)   Discharge Taxes and Indebtedness..........................22
            (c)   Notification Requirements.................................23
            (d)   Notice of Default.........................................23
            (e)   Proceedings or Adverse Changes............................23
            (f)   Corporate Existence, Charter and By-Laws; Corporate Name..23
            (g)   Books and Records; Inspections............................23
            (h)   Compliance with Laws; Compliance with Agreements..........23
            (i)   Use of Proceeds...........................................24
            (j)   Maintenance of Insurance..................................24
            (k)   Further Assurances........................................24
            (l)   Payment of Note...........................................24
            (m)   Reporting Requirements....................................24
            (n)   Authorization of Shares of Common Stock for Issuance
                  Upon Conversion of Note and Exercise of Warrants and
                  Voting Rights for Note Holders............................24

            (o)   Listing of Common Stock...................................25
            (p)   HSR Act Filing............................................25
            (q)   Year 2000 Computer Capability.............................25

SECTION 7.  NEGATIVE COVENANTS..............................................25
            (a)   Additional Indebtedness...................................25
            (b)   No Guarantee..............................................25
            (c)   Liens.....................................................26
            (d)   No Transfer of Asset......................................26
            (e)   Extraordinary Transactions and Disposal of Asset..........26
            (f)   Restricted Payments.......................................26
            (g)   Investments...............................................26
            (h)   Affiliate Transactions; Intercompany Transfers; Diversion
                  of Corporate Assets ......................................26
            (i)   Mergers...................................................27
            (j)   No Activities Leading to Forfeiture.......................27
            (k)   Corporate Documents; Fiscal Year..........................27
            (l)   Capital Expenditure.......................................27

SECTION 8.  REGISTRATION RIGHTS.............................................27
      8.1.  Restrictive Legend..............................................27
      8.2.  Certain Definitions.............................................28
      8.3.  Requested Registration..........................................28
      8.4.  Piggyback Registrations.........................................29
      8.5.  Holdback Agreements.............................................30
      8.6.  Registration Procedures.........................................31
      8.7.  Expenses of Registration........................................32
      8.8.  Indemnification.................................................32
      8.9.  Information by Holders..........................................34
      8.10. Limitations on Registration of Issues of Securities.............34
      8.11. Rule 144 Reporting..............................................34
      8.12. Participation in Underwritten Registrations.....................35
      8.13. Selection of Underwriters.......................................35
      8.14. Termination of Registration Rights..............................35

SECTION 9.  EVENTS OF DEFAULT AND REMEDIES..................................35
      9.1.  Events of Default...............................................35
      9.2.  Acceleration....................................................36
      9.3.  Remedies........................................................37
      9.4.  Application of Proceeds; Surplus; Deficiencies..................37

SECTION 10. GENERAL PROVISIONS..............................................37
      10.1. GOVERNING LAW...................................................37

      10.2.  SUBMISSION TO JURISDICTION.....................................37
      10.3.  SERVICE OF PROCESS.............................................38
      10.4.  JURY TRIAL.....................................................38
      10.5.  LIMITATION OF LIABILITY........................................38
      10.6.  Notices........................................................38
      10.7.  Indemnification................................................39
      10.8.  Amendments and Waivers.........................................40
      10.9   Construction...................................................40
      10.10. Counterparts and Effectiveness.................................41
      10.11. Severability...................................................41
      10.12. Entire Agreement; Successors and Assigns.......................41
      10.13. Assignments and Participations.................................41
      10.14. No Brokers.....................................................41
      10.15. No Novation....................................................42

Exhibits

      Exhibit A   List of Lenders, Their Contributions, Their Notes and Their
                  Warrants
      Exhibit B   Amended, Restated and Consolidated Notes
      Exhibit C   Warrants
      Exhibit D   Consent and Waiver
      Exhibit E   Agency Letter
      Exhibit F   Amended and Restated General Security Agreement
      Exhibit G   Subordination Agreement

                       AMENDED, RESTATED AND CONSOLIDATED
                              BRIDGE LOAN AGREEMENT

      THIS AMENDED, RESTATED AND CONSOLIDATED BRIDGE LOAN AGREEMENT is entered into as of December 2, 1998 among HALSEY DRUG CO., INC., a New York corporation ("Borrower"), GALEN PARTNERS III, L.P. ("Galen" or a "Lender"), GALEN PARTNERS INTERNATIONAL III, L.P. and GALEN EMPLOYEE FUND III, L.P., each a Delaware limited partnership (each a "Lender", and collectively, with Galen, the "Galen Entities"), THOSE PERSONS WHOSE NAMES ARE SET FORTH ON THE SIGNATURE PAGE HERETO (each a "Lender", and collectively, with the Galen Entities, the "Lenders") and GALEN, as agent for the Lenders (in such capacity, the "Agent").

      WHEREAS, Borrower and the Galen Entities entered into a Bridge Loan Agreement dated as of August 12, 1998 (as amended through the date hereof, the "Original Bridge Loan Agreement"), pursuant to which the Galen Entities made a loan to Borrower in the amount of $1,000,000 (the "Initial Bridge Loan"), as evidenced by a promissory note ("Bridge Note 1") in such amount;

      WHEREAS, Borrower and the Galen Entities entered into a First Amendment to Bridge Loan Agreement dated as of September 17, 1998 (the "First Amendment"), pursuant to which the Galen Entities made a loan to Borrower in the amount of $500,000 (the "First Amendment Loan"), as evidenced by a promissory note ("Bridge Note 2") in such amount;

      WHEREAS, Borrower and the Galen Entities entered into a Second Amendment to Bridge Loan Agreement dated as of October 2, 1998 (the "Second Amendment"), pursuant to which the Galen Entities made a loan to Borrower in the amount of $500,000 (the "Second Amendment Loan"), as evidenced by a promissory note ("Bridge Note 3") in such amount;

      WHEREAS, Borrower, the Galen Entities and Michael Weisbrot and Susan Weisbrot (each, a "Lender" and collectively, the "Weisbrots") entered into a Third Amendment to Bridge Loan Agreement dated as of October 19, 1998 (the "Third Amendment"), pursuant to which the Galen Entities made a loan to Borrower in the amount of $150,000 (the "Third Amendment Galen Loan"), as evidenced by a promissory note ("Bridge Note 4") in such amount, and, pursuant to which the Weisbrots made a loan to Borrower in the amount of $100,000 (the "Third Amendment Weisbrot Loan", as evidenced by a promissory note ("Bridge Note 5") in such amount (the Third Amendment Galen Loan and the Third Amendment Weisbrot Loan, collectively the "Third Amendment Loan");

      WHEREAS, Borrower and the Galen Entities entered into a Fourth Amendment to Bridge Loan Agreement dated as of October 29, 1998 (the "Fourth Amendment"), pursuant to which the Galen Entities made a loan to Borrower in the amount of $750,000 (the "Fourth Amendment Loan"), as evidenced by a promissory note ("Bridge Note 6") in such amount;

      WHEREAS, Borrower and the Galen Entities entered into a Fifth Amendment to Bridge Loan Agreement dated as of November 6, 1998, pursuant to which the Galen Entities made a loan to Borrower in the amount of $1,500,000 (the "Fifth Amendment Loan"), as evidenced by a promissory note ("Bridge Note 7") in such amount (the Initial Bridge Loan, the First Amendment Loan, the Second Amendment Loan, the Third Amendment Loan, the Fourth Amendment Loan and the Fifth Amendment Loan, collectively, the "Original Bridge Loan" and Bridge Note 1, Bridge Note 2, Bridge Note 3, Bridge Note 4, Bridge Note 5, Bridge Note 6 and Bridge Note 7, collectively, the "Original Notes");

      WHEREAS, Borrower has requested that some or all Lenders consider making an additional $3,250,000 bridge loan to Borrower ("Additional Bridge Loan");

      WHEREAS, to induce such Lenders to extend to Borrower the Additional Bridge Loan, Borrower has agreed to execute this Amended, Restated and Consolidated Bridge Loan Agreement (the "Agreement");

      WHEREAS, some or all of the Lenders, as signatories to a certain Debenture and Warrant Purchase Agreement dated as of March 10, 1998 (the "Debenture and Warrant Purchase Agreement") and as holders of certain 10% convertible subordinated debentures issued and dated August 6, 1996 (the "1996 Debentures") desire to participate in this Agreement by exercising certain first refusal or preemptive rights granted under Section 16.1 of the Debenture and Warrant Purchase Agreement and under Article 8A of the 1996 Debentures;

      WHEREAS, Borrower and Lenders desire to amend and restate the Original Bridge Loan Agreement and consolidate the Original Bridge Loan with the Additional Bridge Loan, such that the terms of such Original Bridge Loan as set forth in the Original Bridge Loan Agreement, as so amended and restated, the terms of such Additional Bridge Loan and the terms of such consolidation, are set forth in this Agreement;

      NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the recipient and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   SECTION 1.
                         DEFINITIONS, TERMS AND HEADINGS

      1.1. General Definitions.

            Additional Bridge Loan has the meaning set forth in the Recitals to this Agreement.

            Additional Bridge Loan Commitment means the commitment of each Lender to fund the dollar amount of its share of the Additional Bridge Loan in the amount set forth opposite such Lender's name on Exhibit A, copy of which is attached hereto and made a part hereof.

            Affiliate of a Person means another Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a business.

            Agency Agreement means the Agency Agreement by and among the Agent and each Lender dated as of the date hereof and entered into simultaneously herewith, substantially in the form of Exhibit E attached hereto

            Agreement means this Agreement, as the same may be amended, extended, modified, restated or supplemented from time to time.

            Authorizations means all filings, recordings and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, licenses, certificates and permits from any Governmental Authority.

            Bridge Loan Documents mean, collectively, this Agreement, the Notes, the Warrants, the Consent and Waiver, the Agency Agreement, each of the Collateral Documents and all other documents, agreements, instruments, opinions and certificates now or hereafter executed and delivered in connection herewith or therewith, as amended, extended, modified, restated or supplemented from time to time.

            Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

            Closing Date means the date upon which the last of the events, the fulfillment of each of which is condition precedent to the effectiveness of this Agreement, as set forth in Section 3 of this Agreement, shall have occurred.

            Code has the meaning set forth in Section 1.3.

            Collateral means all property of Borrower, of whatever kind or nature whether now owned or hereafter acquired or created, wherever located, including, without limitation, all property identified as security for the Obligations under the Collateral Documents.

            Collateral Documents means the General Security Agreement, the Subordination Agreement and all other contracts, instruments and other documents pursuant to which Liens are now or hereafter granted to Agent, for the benefit of Lenders, or to Lenders, to secure the Obligations, as any of such documents may be amended, extended, modified, restated or supplemented from time to time.

            Common Stock means the common stock of Borrower, par value $.01 per share.

            Consent and Waiver means the Consent and Waiver executed by Majority Holders simultaneously herewith as of the date hereof, substantially in the form of Exhibit D attached hereto.

            Consolidated Bridge Loan has the meaning set forth in Section 2.2.

            Conversion Shares has the meaning set forth in Section 2.3(b) of this Agreement.

            Debenture and Warrant Purchase Agreement means the Debenture and Warrant Purchase Agreement by and among Borrower, the Galen Entities, the Weisbrots and others, dated as of March 10, 1998.

            Default means an event, condition or default which, with the giving of notice, the passage of time, or, both, would be an Event of Default.

            Equipment means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

            Event(s) of Default has the meaning set forth in Section 9.1.

            Existing Credit Facility/ies means the 5% Convertible Senior Secured Debentures in the aggregate principal amount of $25,800,000 issued pursuant to the Debenture and Warrant Purchase Agreement.

            Expenses means (i) all reasonable costs and expenses of Lenders, or Agent, on behalf of Lenders, incurred in connection with, arising under or relating to the Bridge Loan Documents and the transactions contemplated therein and (ii) all reasonable costs and expenses (including the reasonable fees and expenses of legal counsel and other professionals) paid or incurred by Lenders, or Agent, on behalf of Lenders, (a) during the continuance of an Event of Default, (b) in enforcing or defending its rights under or with respect to this Agreement, the other Bridge Loan Documents, the Collateral Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (c) in collecting the Consolidated Bridge Loan, (d) in foreclosing or otherwise collecting upon the Collateral or any part thereof and (e) in obtaining any legal, accounting or other advice in connection with any of the foregoing.

            Forfeiture Proceeding means the commencement of any action or proceeding affecting Borrower before any court, Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign which may result in the seizure or forfeiture of any of its property which would cause a Material Adverse Effect upon the operations, business, properties or financial condition of Borrower or on the ability of Borrower to perform its obligations hereunder.

            GAAP means generally accepted accounting principles in the United States as in effect from time to time.

            General Security Agreement means the Amended and Restated General Security Agreement by and between Borrower and Agent dated the date hereof and executed simultaneously herewith, substantially in the form of Exhibit F attached hereto.

            Governing Documents means certificates or articles of incorporation, by-laws and other organizational or governing documents.

            Governmental Authority means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            Indebtedness of a Person means (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument, (b) obligations under capital leases, (c) reimbursement obligations for letters of credit, banker's acceptances or other credit accommodations, (d) any direct, indirect, contingent or non-contingent guaranty or obligation for the indebtedness of another Person, except endorsements in the ordinary course of business and (e) indebtedness secured by any Lien on that Person's property, even if that Person has not assumed such Indebtedness.

            Investment means all expenditures made and all liabilities incurred (contingently or otherwise) for or in connection with the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or acquisition of substantially all the assets of, a Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and outstanding; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iii) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (iv) there shall not be deducted from the aggregate amount of Investments any decrease in the market value thereof.

            Lien means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, capitalized lease, conditional sale, retention of title, or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

            Majority Holders has the meaning set forth in Section 6.1(p).

            Material Adverse Effect means a material adverse effect on (i) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (ii) the ability of Borrower to perform its obligations under the Bridge Loan Documents, (iii) the ability of Agent or Lenders to enforce the Obligations or realize upon the Collateral, or
(iv) the value of the Collateral or the amount which Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in a liquidation of such Collateral.

            Maturity Date means May 30, 1999.

            1998 Debentures mean the 5% convertible senior secured debentures issued pursuant to the Debenture and Warrant Purchase Agreement.

            1996 Debentures mean the 10% convertible subordinated debentures issued and dated August 6, 1996.

            Notes has the meaning set forth in Section 2.3.

            Obligations means the unpaid principal and interest hereunder, Expenses and all other obligations and liabilities of Borrower to Lenders under this Agreement, the Notes, or any other Bridge Loan Document and includes, but is not limited to, any and all indebtedness of Borrower to Lenders, whether now existing or hereafter incurred, of every kind and character, direct or indirect, and whether such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including, without limitation: (a) indebtedness not yet outstanding, but contracted for, or with respect to which any other commitment by Lenders exists; (b) all interest provided in any instrument, document, or agreement (including this Agreement) which accrues on any indebtedness until payment of such indebtedness in full; and (c) any moneys payable as hereinabove provided.

            Permitted Investments mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

            Permitted Liens mean:

                  (a) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment.

                  (b) Liens on Equipment leased by Borrower or any Subsidiary pursuant to an operating lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment and Liens arising from UCC financing statements regarding leases permitted by this Agreement.

                  (c) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (b) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                  (d) Liens securing the obligation arising out of the Debenture and Warrant Purchase Agreement.

                  (e) Liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by GAAP consistently applied shall have been made therefor;

                  (f) Liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like Liens, incurred in the ordinary course of business for sums not then due or being contested in good faith, if an adverse decision in which contest would not materially affect the business of Borrower;

                  (g) Liens securing indebtedness of Borrower or any Subsidiaries which (i) relates to a working capital line of credit in an amount not to exceed $10,000,000 or (ii) is in an aggregate principal amount not exceeding $500,000;

                  (h) Statutory Liens of landlords, statutory Liens of banks and rights of set-off, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

                  (i) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (j) Any attachment or judgment Lien not constituting an Event of Default;

                  (k) Easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

                  (l) Any (i) Interest or title of a lessor or sublessor under any lease, (ii) Restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) Subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), So long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                  (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (n) Any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (o) Liens securing obligations (other than obligations representing debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Borrower and its Subsidiaries;

                  (p) The liens listed in the Permitted Lien Schedule of the Schedule of Exceptions; and

                  (q) The replacement, extension or renewal of any Lien permitted by under Section 10.4 of the Debenture and Warrant Purchase Agreement upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the indebtedness secured thereby.

            Person means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and its successors, heirs and assigns.

            Prime Rate means the rate of interest quoted in the "Money Rates" column of The Wall Street Journal as published in the City of New York from time to time as the then prevailing prime rate, provided, however, that if no such rate can be finally determined on any Business Day by reference to such column or newspaper then the Prime Rate in effect on such day shall mean the rate of interest then announced by Morgan Guaranty Trust Company as its "prime rate", "base rate" or "reference rate".

            Requirement of Law means any law, treaty, rule or regulation or determination of an arbitrator, court or other Governmental Authority.

            Solvent, when used with respect to any Person on a particular date, means that on such date: (a) the fair saleable value of its assets is in excess of the total amount of its liabilities, including, without limitation, the reasonably expected amount of such Person's obligations with respect to contingent liabilities, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction for which such Person's property would constitute an unreasonably small capital.

            Subordination Agreement means the subordination agreement by and among the Borrower, the Agent and the agent acting on behalf of the purchasers under the Debenture and Warrant Purchase Agreement dated the date hereof and executed simultaneously herewith, substantially in the form of Exhibit G attached hereto.

            Subsidiary means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            Total Commitment means the commitment of each Lender to fund the aggregate dollar amount of its share of the Consolidated Bridge Loan, in the amount set forth opposite such Lender's name on Exhibit A. For purposes of calculating such Total Commitment, the Total Commitment of the Weisbrots shall be treated as a single joint and several commitment.

            Warrant Shares has the meaning set forth in Section 2.4 of this Agreement.

            Warrants mean the warrants to purchase 689,722 shares, in the aggregate, of the Common Stock, dated the date hereof, substantially in the form of Exhibit C hereto.

      1.2. Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a consistent basis. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with reasonable accounting standards and practices, consistently applied.

      1.3. Other Terms; Headings. Terms used herein that are defined in the Uniform Commercial Code in effect in the State of New York (the "Code") shall have the meanings given in the Code. Each of the words "hereof," "herein," and "hereunder" refer to this Agreement as a whole. An Event of Default shall "continue" or be "continuing" until it shall have been cured or until Lenders shall have agreed in writing to waive such Event of Default. References to Sections, Articles, Annexes, Schedules, and Exhibits are internal references to this Agreement, and to its attachments, unless otherwise specified. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Agreement.

                                   SECTION 2.
                      TERMS OF THE CONSOLIDATED BRIDGE LOAN

      2.1. Commitment. Subject to the terms and conditions of this Agreement:
(i) each Lender hereby agrees to amend and restate the Original Notes and the Original Bridge Loan Agreement; (ii) each Lender hereby agrees to fund the amount of its Additional Bridge Loan Commitment and (iii) each Lender hereby agrees to consolidate the Original Bridge Loan, together with all interest accrued thereon, with the Additional Bridge Loan.

      2.2. Consolidated Bridge Loan. Borrower warrants, represents and confirms that, as of the Closing Date, (i) the aggregate outstanding principal balance of the Original Bridge Loan equals $4,500,000, (ii) the aggregate accrued interest on such principal balance equals $71,111 and (iii) the aggregate outstanding principal balance of the Additional Bridge Loan equals $3,250,000. Borrower and Lenders agree that effective on the Closing Date, upon the consolidation of the outstanding principal balances of the Original Bridge Loan and the Additional Bridge Loan, and the addition to principal of the accrued interest on the Original Bridge Loan, Lenders shall be deemed to have made a single loan to Borrower in the aggregate principal amount of $7,721,111 (the "Consolidated Bridge Loan").

      2.3 Amended, Restated and Consolidated Notes.

            (a) The Amount. The Consolidated Bridge Loan is evidenced by Amended, Restated and Consolidated Notes payable by Borrower to the order of each Lender, each such Note in the form of Exhibit B attached hereto and each such Note in the original principal amount equal to such Lender's Total Commitment (each a "Note" and collectively, "Notes").

            (b) General Terms. The Notes are 10% Convertible Senior Secured Notes due on May 30, 1999. Each Note is convertible, in whole or in part, from time to time, into a number of shares of Common Stock, initially at the rate of one share of Common Stock for each $1.3688 in principal amount of the Note to be converted. For purposes of this Agreement, the term "Conversion Shares" shall mean the shares of Common Stock which may be issued upon conversion of all or a portion of the principal amount of the Notes.

            (c) Adjustment of Conversion Price. The price at which the Conversion Shares may be acquired upon conversion of the Notes is subject to adjustment as set forth in Section 3.7 of each Note.

            (d) Payment. So long as a Lender shall be the holder of any Note, Borrower will make payments of principal and interest to such Lender no later than 11 a.m. Eastern Standard Time on the date when such payment is due. Payments shall be made by delivery to such Lender at such Lender's address, furnished to Borrower in accordance with this Agreement, of a certified or official bank check drawn upon or issued by a bank which is a member of the New York Clearinghouse for banks or by wire transfer to such Lender's (or such Lender's nominee's) account at any bank or trust company in the United States of America, or with respect to the payment of accrued interest on the Notes, shares of Common Stock, as provided in Section 2.3(e) below. Each Lender further agrees that, before a Note is assigned or transferred, such Lender will make or cause to be made a notation thereon of principal payments previously made thereof and of the date to which interest thereon has been paid and will notify Borrower of the name and address of the transferee of such Note.

            (e) Interest.

                  (i) Payment of Interest. Borrower shall pay interest to Lenders on the aggregate unpaid principal amount of the Consolidated Bridge Loan at the fixed rate of ten percent (10%) per annum at Maturity Date, as further set forth in each Note. Interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Each Lender shall have the option of (i) having the accrued interest on the principal of such Lender's Note paid at the Maturity Date in immediately available funds, or, alternatively, having the accrued interest on the principal of such Lender's Note converted into shares of Common Stock, the conversion price to be based on the average closing price of the Common Stock for the twenty (20) days prior to the payment date of the interest payment or as reported by the American Stock Exchange. Interest on the Consolidated Bridge Loan shall be paid in arrears on the date of any prepayment (on the amount prepaid), and on the Maturity Date (whether by acceleration or otherwise).

                  (ii) Excessive Interest. Notwithstanding any provision contained in this Agreement or any other Bridge Loan Document to the contrary, Lenders shall not be entitled to receive, collect or apply, as interest on the Consolidated Bridge Loan under this Agreement, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, if Lenders shall have received, collected or applied as interest any such excess, such amount which would be excessive interest shall be applied first to the reduction of principal then outstanding, and second, if such principal amount is paid in full, any remaining excess shall forthwith be returned to Borrower.

            (f) Prepayments of Notes. Borrower may not, without having received the prior written consent of the Majority Holders ("Majority Approval") prepay any Note, in whole or in part. Upon receipt of Majority Approval, Borrower may, upon at least three (3) Business Days' prior written notice to the Lenders, prepay the Notes, in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid, provided that each such partial prepayment shall be in a principal amount of not less than $100,000. Prepayment of all or any portion of the Notes shall not entitle the Borrower to reborrow the amount so prepaid.

            (g) Interest After Event of Default. From the date of occurrence of an Event of Default until the earlier to occur of the date upon which (i) all Obligations shall have been paid and satisfied in full or (ii) such Event of Default shall have been waived, interest on the Consolidated Bridge Loan shall be payable on demand at a rate per annum equal to the Prime Rate plus five and three-quarter percent (5-3/4%).

            (h) Exchange or Replacement.

                  (i) Notice of Exchange or Replacement. Subject to Sections 2.3
(d); 2.3(g)(ii)and 10.13 below, at any time at the request of any holder of one or more of the Notes to Borrower at its office provided under Section 10.6 (the Notice Provision), Borrower, at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue in exchange therefor new Notes, in such denomination or denominations ($100,000 or any larger multiple of $100,000, plus one Note in a lesser denomination, if required) as such holder may request, in the aggregate principal amount equal to the unpaid principal amount of the Note or Notes surrendered and substantially in the form thereof, dated as of the date to which interest has been paid on the Note or Notes surrendered (or, if no interest has yet been so paid thereon, then dated the date of the Note or Notes so surrendered) and payable to such person or persons or order as may be designated by such holder.

                  (ii) Actual Exchange or Replacement. Upon receipt of evidence satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft, or destruction, upon delivery of a bond of indemnity satisfactory to Borrower (provided that if the holder is a Lender or a financial institution, its own agreement will be satisfactory), or in the case of any such mutilation, upon surrender and cancellation of such Note, Borrower will issue a new Note of like tenor as if the lost, stolen, destroyed or mutilated Note were then surrendered for exchange in lieu of such lost, stolen, destroyed or mutilated Note.

            (i) Transfer.

                  (i) Notification of Proposed Sale. Subject to Sections 2.3
(h)(ii) and 10.13 below, each holder of a Note, by acceptance thereof, agrees that it will give Borrower ten (10) days written notice prior to selling or otherwise disposing of such Note. No such sale or other disposition shall be made unless:

                        (a) the holder shall have supplied to Borrower an opinion of counsel to the holder, reasonably acceptable to Borrower, to the effect that no registration under the Securities Act of 1933, as amended (the "Securities Act") is required with respect to such sale or other disposition, or

                        (b) an appropriate registration statement with respect to such sale or other disposition shall have been filed by Borrower and declared effective by the Securities and Exchange Commission (the "Commission").

                  (ii) Transfer without Notification. If the holder of a Note has obtained an opinion of counsel reasonably acceptable to Borrower to the effect that the sale of its Note may be made without registration under the Securities Act pursuant to compliance with Rule 144 (or any successor rule under the Securities Act), the holder need not provide Borrower with the notice required in Section 2.3 (h)(i) above.

      2.4 Warrants. Subject to the terms of this Agreement and the terms of the Warrants substantially in the form of Exhibit C, Borrower will issue Warrants to purchase in the aggregate, 689,722 shares of the Common Stock, initially, at a price per share equal to the average closing price of a share of the Common Stock for the twenty (20) trading days immediately preceding the Closing Date, as reported the price of each share is reported by the American Stock Exchange. The Warrants shall be issued to each of Lenders in the amounts set forth opposite their names on Exhibit A. For purposes of this Agreement, the term "Warrant Shares" shall mean the shares of Common Stock that may be issued from time to time pursuant to the exercise of the Warrants.

      2.5 Security; Subordination of the Existing Credit Facility. All of the Obligations of Borrower under this Agreement will be secured by the General Security Agreement, substantially in the form of Exhibit F. The indebtedness and Liens granted by Borrower pursuant to the Debenture and Warrant Purchase Agreement are subordinate to the indebtedness and Liens granted by Borrower pursuant to this Agreement, in accordance with the terms of the Subordination Agreement, substantially in the form of Exhibit G.

      2.6 Registration Rights. The Conversion Shares and the Warrant Shares are entitled to the registrations rights set forth in Section 8 of this Agreement.

      2.7 Consent and Waiver. The lien, indebtedness and registration right restrictions and limitations have been waived by the holders of the 1998 Debentures pursuant to the Consent and Waiver, substantially in the form of Exhibit D.

      2.8 Agency Agreement. In connection with the acts contemplated under this Agreement, the Bridge Loan Documents, the Collateral Documents or any other document relating hereto or thereto, the rights, powers, duties and obligations of Agent are set forth in the Agency Agreement, substantially in the form of Exhibit E.

      2.9 Miscellaneous.

                  (a) Expenses. Borrower shall reimburse the Expenses of Lenders and Agent promptly upon demand. Payment of Expenses shall be made not later than 2:00 P.M. Eastern Standard Time on the day when due, in immediately available funds, to the offices of the Agent, at its offices located at the address set forth on Exhibit A, or as Agent may otherwise direct Borrower.

                  (b) Distribution and Application of Payments. Unless an Event of Default has occurred and is continuing, all payments received by Agent shall be applied against the Obligations in the following order: first, to the payment of any Expenses due and payable to Agent under any of the Bridge Loan Documents; second, to the ratable payment of any Expenses or Obligations due and payable to Lenders under any of the Bridge Loan Documents, other than those Obligations specifically referred to in the two clauses below; third, to the ratable payment of interest due on the Consolidated Bridge Loan; and, finally, to the ratable payment of principal due on the Consolidated Bridge Loan.

                                    SECTION 3
                              CONDITIONS PRECEDENT

      3.1. Conditions Precedent to Consolidated Bridge Loan. The obligation of each Lender to fund its ratable portion of the Additional Bridge Loan is subject to the satisfaction or waiver of the following conditions precedent:

                  (a) Each Lender shall have received duly executed originals of:

                        (i)   this Agreement;
                        (ii)  its Note;
                        (iii) its Warrant;
                        (iv)  the General Security Agreement;
                        (v)   the Subordination Agreement;
                        (vi)  the Agency Agreement; and
                        (vii) the Waiver and Consent;

each conforming to the requirements hereof and executed as of the date of this Agreement by a duly authorized representative of Borrower, the Agent and each Lender, as the case may require.

      3.2. No Liens. From the date of effectiveness of the Fifth Amendment to the Closing Date of this Agreement, no Liens shall have arisen or been recorded against the Collateral.

      3.3. Representations and Warranties Correct. The representations and warranties in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

      3.4. Legal Opinion of Counsel to Borrower. Agent and Lenders shall have received an opinion of St. John & Wayne, L.L.C., counsel to Borrower, which opinion shall be dated as of the Closing Date and shall be reasonably satisfactory to Agent and Lenders and their respective counsel.

      3.5. Officer's Certificate. Agent shall have received an Officer's Certificate of Borrower dated as of the Closing Date, certifying as to the (i) Borrower's Certificate of Incorporation and all amendments thereto, (ii) accuracy and completeness of all By-Laws attached thereto, (iii) updated Certificates of Good Standing with respect to the Borrower from the Secretaries of State of New York and Illinois, (iv) resolutions of the Borrower's Board of Directors approving the transactions relating to this Agreement and (v) incumbency and signature of the Borrower's duly authorized officers signing this Agreement and each of the Bridge Loan Documents to which it or they are a party and any other certificate or other document to be delivered pursuant thereto, together with evidence of the incumbency of such officer signing the same.

      3.6. Closing Fees. All Expenses outstanding as of the date of this Agreement, including legal fees, relating to this Agreement and any and all documents relating thereto shall have been paid on or prior to the Closing Date.

                                    SECTION 4
                         REPRESENTATIONS AND WARRANTIES

      4.1. Representations and Warranties of Borrower. To induce Lenders to enter into this Agreement and make the Additional Bridge Loan, Borrower hereby represents and warrants to Lenders that the representations and warranties contained in this Section 4 are true, correct and complete. Such representations and warranties, and all other representations and warranties made by Borrower in any other Bridge Loan Documents, shall survive the execution and delivery of this Agreement and such other Bridge Loan Documents.

            (a) Organization and Qualification. Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation,

(ii) has the power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and
(iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business, except where the failure to so qualify would not have a Material Adverse Effect.

            (b) Authority; Consents and Filings. Borrower has the requisite corporate power and authority to execute and deliver each of the Bridge Loan Documents. Subject to: (a) compliance with the terms of the right of first refusal provided (i) in Section 16.1 of the Debenture and Warrant Purchase Agreement and (ii) in Article 8A of the 10% convertible subordinated debentures issued and dated August 6, 1996 and (b) the receipt of shareholder approval (i) to amend Borrower's certificate of incorporation to increase its authorized shares of Common Stock and (ii) to the extent required under Section 713 of the American Company Stock Exchange Guide, to authorize the issuance of the Conversion Shares and the Warrant Shares in the event a dilution adjustment to the Warrants results in an issuances of the Conversion Shares or the Warrant Shares at less than fair market value, no consent, authorization, permit or filing is required in connection with the execution, delivery and performance of this Agreement or any Bridge Loan Document, or the continuing operations of Borrower, except (i) those that have been obtained or made and (ii) filings necessary to create, perfect or retain the perfection of Liens against the Collateral. Except as otherwise set forth in this Section, all corporate action necessary for the execution, delivery and performance of any of the Bridge Loan Documents has been taken, provided however, that the listing of the Conversion Shares and the Warrant Shares on the American Stock Exchange is subject to the consent of the American Stock Exchange.

            (c) Enforceability. This Agreement and each Bridge Loan Document is the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) general principles of equity.

            (d) No Conflict. The execution, delivery and performance of each Bridge Loan Document by Borrower is not in contravention of (i) the Governing Documents of Borrower, or (ii) any Requirement of Law, or (iii) any franchise, license, permit, indenture, contract, lease, agreement (other than the loan agreements or security agreements executed in connection with the Existing Credit Facilities), instrument or other commitment to which it is a party or by which it or any of its properties are bound and will not, except as contemplated herein, result in the such imposition of any Liens upon any of its properties. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or completion by, any Governmental Authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Agreement or any of the other Bridge Loan Documents.

            (e) Government Regulation. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, or any other Requirement of Law, other than the

Bankruptcy Code, that limits its ability to incur indebtedness or its ability to consummate the transactions contemplated in this Agreement and the other Bridge Loan Documents.

            (f) Indebtedness; Rights in Collateral. Borrower is not obligated or liable with respect to any Indebtedness, other than Indebtedness described on Borrower's Form 10-Q for the quarter ended September 30, 1998. All Collateral is owned or leased by Borrower, free and clear of any and all Liens in favor of third parties, other than the Permitted Liens, those Liens permitted in the Existing Credit Facilities and the Lien in favor of Lenders. Upon the proper filing of the UCC financing statements executed by Borrower in favor of the Agent, the security interests granted pursuant to the Bridge Loan Documents constitute valid and enforceable and perfected Liens on the Collateral, to the extent such Liens can be perfected by the filing of such financing statements.

            (g) Locations of Offices, Records and Inventory. The address of the principal place of business and chief executive office of Borrower is set forth on Borrower's Form 10-Q for the quarter ended September 30, 1998. The books and records of Borrower, and all its chattel paper and records of Accounts, are maintained exclusively at such locations. There is no jurisdiction in which Borrower has any Collateral (except for vehicles and Inventory in transit for processing) other than those jurisdictions identified on Borrower's Form 10-Q for the quarter ended September 30, 1998.

            (h) Inventory. All inventory of Borrower consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of September 30, 1998. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of Borrower.

            (i) No Judgments or Litigation. No judgments, orders, writs or decrees are outstanding against Borrower nor is there now pending or, to the best of Borrower's knowledge after diligent inquiry, threatened, any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against Borrower, other than those which, either singly or in the aggregate, would not have a Material Adverse Effect other than those identified on Borrower's Form 10-Q for the quarter ended September 30, 1998 and at its Brooklyn facility located at 1827 Pacific Street, Brooklyn, New York 11233.

            (j) No Defaults. Borrower is not in default in any material respect under any term of any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it is bound. Except as otherwise described on Borrower's Form 10-Q for the quarter ended September 30, 1998, Borrower knows of no dispute regarding any such indenture, contract, lease, agreement, instrument or other commitment.

            (k) Financial Information, SEC Documents. None of the documents filed by Borrower with the Commission since December 31, 1995 contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not false or misleading in light of the circumstances in which they were made. There is no fact known to Borrower which Borrower has not disclosed to Lenders prior to or as of the date of this Agreement which materially and adversely affects, or in the future is likely to materially and adversely affect, the business, properties, condition (financial or otherwise) or business prospects of Borrower and its Subsidiaries, taken as a whole.

            (l) Compliance with Law. Borrower has not violated or failed to comply in any material respect with any Requirement of Law, including without limitation (a) applicable rules and regulations of any Governmental Authority having jurisdiction over its activities, (b) environmental laws, the consequence of which violation or failure has or is reasonably likely to have a Material Adverse Effect.

            (m) Intellectual Property. Borrower possesses such assets, licenses, patents, patent applications, copyrights, service marks, trademarks, trade names, New Drug Applications, Investigatory New Drug Applications, Abbreviated New Drug Applications, Alternative New Drug Applications, registrations and quotas as issued by the Drug Enforcement Agency or the Attorney General of the United States pursuant to the Controlled Substances Act, as are necessary or advisable to continue to conduct its present and proposed business activities.

            (n) Licenses and Permits

                  (i) Generally. Borrower and its Subsidiaries possesses such franchises, licenses, permits and other authority as are necessary for the conduct of its business as now being conducted and proposed to be conducted (except where the failure to possess such franchises, licenses, permits or other authority would not have a Material Adverse Effect on Borrower and its Subsidiaries taken as a whole) and Borrower and its Subsidiaries are not in default under any of such franchises, licenses, permits or other authority. Other than the approval required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); other than as set forth in
Schedule 4.10 of the Schedule of Exceptions or [Selected Reports] to the Debenture and Warrant Purchase Agreement; and other than those consents that have been obtained; no approval, consent, authorization or other order of, and no designation, filing, registration, qualification or recording with, any governmental authority or any other person or entity is required in connection with Borrower's valid execution, delivery and performance of this Agreement or the offer, issuance and sale of the Notes, Warrants, the Conversion Shares or the Warrant Shares by Borrower to Lenders or the consummation of any other transaction contemplated on the part of Borrower hereby.

                  (ii) The FDC, FDA, DEA and Controlled Substances Act, etc. Without limiting the generality of the representations and warranties made in
Section 4.1(n)(i) above, Borrower represents and warrants that (1) it and its Subsidiaries are in compliance in all material respects with all applicable provisions of the Federal Food, Drug, and Cosmetic Act (the "FDC Act"), (2) its products and those of its Subsidiaries are not adulterated or misbranded and are in lawful distribution, and (3) it and its Subsidiaries are in compliance with the following specific requirements:
Borrower and its Subsidiaries have registered all facilities with the United States Food and Drug Administration (the "FDA"); Borrower and its Subsidiaries have listed all drug products with the FDA; each drug product marketed by Borrower or any Subsidiary is the subject of an application approved by the FDA; all marketed drug products comply with any conditions of approval and the terms of the application submitted to the FDA; all drug products are manufactured in compliance with the FDA's good manufacturing practice regulations; all products are labeled and promoted in accordance with the terms of the marketing application and the provisions of the FDC Act; all adverse events that were required to be reported to the FDA have been reported to the FDA in a timely manner; each of Borrower and its Subsidiaries is in compliance in all material respects with the terms of the consent agreement entered into by Borrower with the United States Attorney for the Eastern District of New York on behalf of the FDA on June 29, 1993, as modified by the Joint Motion for Modification of Sentence dated May 8, 1998; to Borrower's knowledge, neither Borrower nor any Subsidiary is employing or utilizing the services of any individual who has been debarred under the FDC Act; all stability studies required to be performed for products distributed by Borrower or a Subsidiary have been completed or are ongoing in accordance with the applicable FDA requirements; any products exported by Borrower or a Subsidiary have been exported in compliance with the FDC Act; and each of Borrower and its Subsidiaries is in compliance in all material respects with the provisions of the Prescription Drug Marketing Act, to the extent applicable. Without limiting the generality of the representations and warranties made in Section 4(q)(i), Borrower also represents and warrants that it and its Subsidiaries are in compliance in all material respects with all applicable provisions of the Controlled Substances Act (the "CSA") and that Borrower and its Subsidiaries are in compliance with the following specific requirements: Borrower and its Subsidiaries are registered with the Drug Enforcement Administration (the "DEA") at each facility where controlled substances are exported, imported, manufactured or distributed; all controlled substances are stored and handled pursuant to DEA security requirements; all records and inventories of receipt and distributions of controlled substances are maintained in the manner and form as required by DEA regulations; all reports, including, but not limited to, ARCOS, manufacturing quotas, production quotas, and disposals, have been submitted to DEA in a timely manner; all adverse events, including thefts or significant losses of controlled substances, have been reported to DEA in a timely manner; to Borrower's knowledge, neither Borrower nor any Subsidiary is employing any individual, with access to controlled substances, who has previously been convicted of a felony involving controlled substances; and any imports or exports of controlled substances have been conducted in compliance with the CSA and DEA regulations.

            (o) Taxes. Except as set forth on Schedule A to the General Security Agreement, Borrower has filed all tax returns (federal, state and local) required to be filed by it and Borrower has paid all taxes, assessments and governmental charges and levies thereon that are due, including interest and penalties, other than taxes, assessments and governmental charges and levies being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in conformity with GAAP, consistently applied, shall have been provided on the books of Borrower.

            (p) Labor Disputes and Acts of God. Neither the business nor the properties of Borrower are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operations of Borrower or the ability of Borrower to perform its obligations.

            (q) Partnerships. Borrower is not a partner in any partnership.

            (r) Solvency. Borrower is solvent.

            (s) Forfeiture Proceeding. Borrower is not engaged in or does not propose to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against Borrower is pending, or to the best knowledge of Borrower, threatened.

            (t) Offering. Subject in part to the truth and accuracy of Lenders' representations and the compliance by Lenders with its covenants set forth in this Agreement and any subscription agreement executed and delivered by Lenders, the issuance of the Notes, the Warrants, the Conversion Shares and the Warrant Shares as contemplated by this Agreement are not subject to the registration requirements of the Securities Act, and, Borrower, or anyone acting on its behalf, will not take any action hereafter that would cause such registration requirements to be applicable.

            (u) No Discrimination. Borrower does not in any manner or form discriminate, foster discrimination or permit discrimination against any person on the grounds of age, color, handicap, mental status, national origin, race, religion or sex.

            (v) ERISA. Borrower has not received any notice indicating that it is not in compliance with any of the requirements of the Employee Retirement Income Security Act, as amended ("ERISA") and the regulations promulgated thereunder. With respect to the Borrower, there exists no event described in
Section 4043 of ERISA.

            (w) Registration Rights. Except as provided for in this Agreement, the Debenture and Warrant Purchase Agreement, and as set forth in Schedule 4.14 of the Debenture and Warrant Purchase Agreement, the Borrower is not under any binding obligation to register any of its currently outstanding securities or any of its securities which may hereafter be issued.

            (x) Accuracy and Completeness of Information. All factual information furnished by or on behalf of Borrower in writing to Lenders for purposes of or in connection with this Agreement or any Bridge Loan Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

      4.2. Representations and Warranties of Lenders. Each Lender represents and warrants that:

            (a) Investment Intent. The Warrants and the Notes being acquired hereunder and the Conversion Shares and Warrant Shares that may be acquired upon conversion or of any of the Notes or Warrants, as the case may be, would be acquired for its own account and not with the view to, or the resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act by reason of their issuance in a transaction exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, that they must be held indefinitely unless they are registered under the Securities Act or are exempt from registration and that the reliance of Borrower and others upon this exemption is predicated in part upon this representation and warranty.

            (b) Acts and Proceedings. This Agreement has been duly authorized by all necessary action on the part of each Lender, has been executed and delivered by it and is a valid and binding agreement upon its part, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) general principles of equity.

                                   SECTION 5.
                                CHANGE OF CONTROL
                        PURCHASE OFFER; CONVERSION RIGHTS

      5.1. Change of Control.

            (a) Upon the occurrence of a Change of Control (as hereinafter defined), Borrower shall make an offer to all holders of Notes to purchase (a "Change of Control Offer") all outstanding Notes and will purchase, on a day not more than thirty (30) days after the occurrence of the Change of Control (such purchase date being the "Change of Control Purchase Date"), all Notes properly tendered pursuant to such offer to purchase for a cash price (the "Change of Control Purchase Price") equal to 150% of the outstanding principal amount of the Notes, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date.

            (b) In order to effect a Change of Control Offer, Borrower shall, within ten (10) days after the occurrence of a Change of Control, in accordance with Section 10.6 (the Notice Provision), provide a Change of Control Offer to each Note holder. The Change of Control Offer shall remain open from the time of receipt thereof for at least fifteen (15) calendar days. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                  (i) the date of such Change of Control and, briefly, the events causing such Change of Control;

                  (ii) that the Change of Control Offer is being made pursuant to this Section 5.1 and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment;

                  (iii) the Change of Control Purchase Price for each Note, the Change of Control Purchase Date, the date on which the Change of Control Offer expires, that if the holder desires to accept the Change of Control Offer, the Note held by such holder must be surrendered to Borrower or any designated paying agent of Borrower prior to 5:00 p.m. Eastern Standard Time on the Change of Control Purchase Date, and the name and address of any such paying agent, if any;

                  (iv) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

                  (v) that, unless Borrower shall default in the payment of the Change of Control Purchase Price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                  (vi) that holders will be entitled to withdraw their acceptance of the Change of Control Offer election if Borrower or paying agent of Borrower receives, not later than 5:00 p.m. Eastern Standard Time on the day preceding the Change of Control Purchase Date a telex or facsimile transmission (confirmed by overnight delivery of the original thereof) or letter setting forth the name of the holder, the principal amount of Notes the holder delivered for purchase, and a statement that such holder is withdrawing its election to have such Notes purchased;

                  (vii) that holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

                  (viii) any other instructions that holders must follow in order to tender their Notes and the procedures for withdrawing an election to accept a Change of Control Offer.

            (c) On the Change of Control Purchase Date, Borrower shall accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer and deposit with the paying agent, if any, money in United States dollars, in immediately available funds, sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof so tendered and accepted. Borrower shall, or cause any paying agent to, promptly disburse or deliver to the holders of Notes so accepted payment in an amount equal to such Change of Control Purchase Price, and mail or deliver to such holders a new Note equal in principal amount to any unpurchased portion of each Note surrendered.

            (d) Borrower shall comply, to the extent applicable, with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws or regulations, in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provision of any securities laws or regulations conflict with the provisions of this Section 5.1, Borrower shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 5.1 by virtue thereof.

            (e) For purposes of this Section:

                  (i) the term "Change of Control" means the occurrence of any of the following: the consummation of any transaction the result of which is that any person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than any of the Galen Entities, the Lenders or any Affiliate thereof or any group comprised of any of the foregoing, owns, directly or indirectly, 51% of the Common Equity (as hereinafter defined) of Borrower, Borrower consolidates with, or merges with or into, another person (other than a direct or indirect wholly-owned Subsidiary) or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of Borrower's assets or the assets of Borrower and its Subsidiaries taken as a whole to any person, or any person consolidates with, or merges with or into, Borrower, in any such event pursuant to a transaction in which the outstanding Voting Stock (as hereinafter defined) of the Borrower, as the case may be, is converted into or changed for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of Borrower, as the case may be, is converted into or exchanged for Voting Stock of the surviving or transferee corporation and the beneficial owners of the Voting Stock of Borrower immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction, Borrower, either individually or in conjunction with one or more Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties and assets of Borrower and its Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including capital stock of the Subsidiaries, to any person (other than Borrower or a wholly owned Subsidiary of Borrower), or during any two (2) year period commencing subsequent to the date of this Agreement, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Borrower was approved by a vote of two-thirds of the directors then still in office) who were either directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors then in office; provided, however, that a person shall not be deemed to have ceased being a director for such purpose if such person shall have resigned or died or if the involuntary removal of such person was made at the direction the Galen Entities or of persons holding a majority in principal amount of the outstanding Notes;

                  (ii) the term "Common Equity" of Borrower means all capital stock of Borrower that is generally entitled to vote on the election of members of the board of directors and (iii) the term "Voting Stock" of Borrower means securities of any class of capital stock of Borrower entitling the holders thereof to vote in the election of members of the board of directors of Borrower.

                                   SECTION 6.
                              AFFIRMATIVE COVENANTS

      6.1. Until termination of this Agreement and payment and satisfaction of all Obligations due hereunder, Borrower agrees as follows:

            (a) Financial Reporting and Projections. Borrower shall keep adequate records and books of account with respect to its business activities in which true, proper and accurate entries are made in accordance with reasonable accounting standards and practices, reflecting all its financial transactions. In addition, Borrower shall cause to be prepared and furnished to Lenders the financial information required to be delivered by it pursuant to the Debenture and Warrant Purchase Agreement and the documents ancillary thereto, at the times and in the manner set forth therein, provided, however, that in the event Borrower is no longer obligated to comply with such financial reporting requirements, then Borrower shall cause to be prepared and furnished to Lenders
(a) not later than (i) thirty (30) days after the end of each month after the Closing Date, (ii) forty-five (45) days after the end of each fiscal quarter after the Closing Date and (iii) 120 days after the end of each fiscal year after the Closing Date, unaudited Financial Statements as of the end of such month, quarter and year and of the portion of Borrower's fiscal year then elapsed, each certified by the chief financial officer of Borrower as prepared in accordance with GAAP, consistently applied and fairly presenting the financial position, results of operations and statement of cash flows of Borrower for such month, quarter and year, and (b) such other data and information (financial and otherwise) as Lenders, from time to time, may reasonably request, bearing upon or related to Borrower's financial condition or results of operations.

            (b) Discharge Taxes and Indebtedness. The Borrower will pay and discharge, as they become due, all taxes, assessments, debts, claims and other governmental or non-governmental charges lawfully imposed upon or incurred by it or the properties and assets of the Borrower, except taxes, assessments, debts, claims and charges contested in good faith in appropriate proceedings for which the Borrower shall have set aside adequate reserves for the payment of such tax, assessment, debt, claim or charge. The Borrower shall provide each Lender, upon Lender's request, evidence of payment of such taxes, assessments, debts, claims and charges satisfactory to Lender.

            (c) Notification Requirements. Borrower shall timely give Lenders the following notices:

            (d) Notice of Defaults. Promptly, and in any event within two (2) Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of Borrower specifying the nature thereof and Borrower's proposed response thereto, each in reasonable detail.

            (e) Proceedings or Adverse Changes. Promptly, and in any event within five (5) Business Days after Borrower becomes aware of (i) any proceeding being instituted or threatened to be instituted by or against Borrower in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) which, if adversely determined, could result in the entry of an order, judgment or decree against Borrower; (ii) any order, judgment or decree being entered against Borrower or any of its properties or assets or (iii) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken with respect thereto by Borrower.

            (f) Corporate Existence, Charter and By-Laws; Corporate Name. Borrower shall (i) maintain its corporate existence, (ii) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks and qualifications to do business, and, all patents, New Drug Applications, Investigatory Drug Applications, Abbreviated New Drug Applications, Alter New Drug Applications, registrations and quotas as issued by the Drug Enforcement Agency or the Attorney General of the United States, pursuant to the Controlled Substances Act, contracts and other rights necessary or advisable to the profitable conduct of its business, and (iii) continue in, and limit its operations to, the same general lines of business as presently conducted by it.

            (g) Books and Records; Inspections. Borrower agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. Borrower agrees that Lenders or its agents may enter upon the premises of Borrower at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all on and after the occurrence of a Default which continues beyond the expiration of any grace or cure period applicable thereto, and which has not otherwise been waived by Lenders, for the purposes of
(i) inspecting and verifying the Collateral, (ii) inspecting and/or copying (at Borrower's expense) any and all records pertaining thereto, and (iii) discussing the affairs, finances and business of Borrower with any officers, managerial employees and directors of Borrower.

            (h) Compliance with Laws; Compliance with Agreements. Borrower agrees to comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof, or to the operation of its business or its assets generally, unless Borrower contests any such Requirements of Law in a reasonable manner and in good faith. Borrower agrees to maintain in full force and effect its licenses and permits granted by any Governmental Authority as may be necessary or advisable for Borrower to conduct its business in all material respects. Borrower shall comply with the terms and conditions of all material agreements, commitments, or instruments to which Borrower is a party or by which it may be bound, including, without limitation, this Agreement and the Debenture and Warrant Purchase Agreement.

            (i) Use of Proceeds. Proceeds of the Consolidated Bridge Loan made hereunder shall be used by Borrower solely for its ongoing working capital requirements and other general corporate purposes. Borrower shall not use any portion of the proceeds of the Consolidated Bridge Loan for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Agreement.

            (j) Maintenance of Insurance. Borrower shall maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated. Borrower shall (i) deliver to Agent, upon its request, a detailed list of insurance then in effect, stating (A) the names of the insurance companies, (B) the amounts and rates of the insurance, (C) dates of expiration thereof and the properties and risks covered thereby; (ii) within fifteen (15) days after notice from Agent, obtain such additional insurance as Agent may reasonably request; and (iii) upon request, provide to Agent copies of all insurance policies. All such policies shall name Agent for Lenders as an additional insured and shall be part of the Collateral securing the Notes.

            (k) Further Assurances. Borrower shall take all such further actions and execute all such further documents and instruments as Lenders may at any time reasonably determine in their sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Consolidated Bridge Loan Documents and any documentation relating thereto, to cause the execution, delivery and performance of the Bridge Loan Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of Lenders on the Collateral.

            (l) Payment of Notes. Borrower shall pay the principal of and interest on the Notes in the time, the manner and the form provided therein.

            (m) Reporting Requirements. Borrower shall comply with its reporting and filing obligations pursuant to Section 13 or 15(d) of the Exchange Act. Borrower shall provide copies of such reports, including, without limitation, reports on Form 10-K, 10-Q, 8-K and Schedule 14A promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form, to each Lender promptly upon filing with the Commission.

            (n) Authorization of Shares of Common Stock for Issuance Upon Conversion of Note and Exercise of Warrants and Voting Rights for Note Holders. Borrower will present to its shareholders for consideration at the next annual meeting of Borrower's shareholders, to occur on or prior to May 30, 1999, a proposal to amend Borrower's Certificate of Incorporation to increase the number of authorized shares of Borrower's common stock available for issuance from 40,000,000 to 75,000,000 shares in order to provide for a sufficient number of authorized shares to be available and reserved for issuance upon conversion of the Notes and exercise of the Warrants. Upon receipt of approval from Borrower's shareholders to increase Borrower's authorized shares from 40,000,000 to 75,000,000 shares, Borrower will at all times cause there to be reserved for issuance a sufficient number of Conversion Shares and Warrant Shares upon conversion of the Notes and exercise of the Warrants.

            (o) Listing of Common Stock. As promptly as practicable after the filing of a Certificate of Amendment to Borrower's Certificate of Incorporation to increase its Shares of Common Stock in accordance with Section 6.1(o) above, Borrower shall file the appropriate applications for listing with the American Stock Exchange the Conversion Shares and Warrant Shares. Borrower shall use its best efforts and work diligently to accomplish such listings as promptly as practicable after the annual meeting of the stockholders of the Company to take place on or prior to May 30, 1999.

            (p) HSR Act Filing. Borrower hereby agrees to file all the Pre-Merger Notifications and reports, if any, required to be filed by it under the HSR Act with forty-five (45) days after its receipt of a written request to do so by the holder or holders of at least a majority of the aggregate principal amount of the Notes, then outstanding ("Majority Holders"). Such request shall be made in accordance with Section 10.6 below.

            (q) Year 2000 Computer Capability. Borrower shall take all action necessary to assure that at all times the computer-based systems utilized by Borrower and each of its Subsidiaries are able to effectively interpret, process and manipulate data, including dates before, on and after December 31, 1999. At Agent's request, Borrower shall provide to Agent assurance that is reasonably satisfactory to Agent that the computer-based systems utilized by Borrower and each of its Subsidiaries are able to recognize and perform without error functions involving dates before, on and after December 31, 1999.

                                   SECTION 7.
                               NEGATIVE COVENANTS

      7.1. Until the termination of this Agreement and the payment and satisfaction in full of all Obligations due hereunder, neither the Borrower, nor any of its Subsidiaries, will, either directly or indirectly, do or permit to be done, absent the prior written consent of the Majority Holders, the following:

            (a) Additional Indebtedness. Borrower shall not directly or indirectly incur, create, assume or suffer to exist any Indebtedness other than
(a) Indebtedness under the Bridge Loan Documents, (b) Indebtedness permitted under the Existing Credit Facility, but not any increase in the outstanding principal amount thereof and (c) Indebtedness relating to a working capital line of credit in an amount not to exceed $10,000,000.

            (b) No Guarantees. Except for obligations owing to Lenders under this Agreement and owing under the Existing Credit Facilities, Borrower will not assume, endorse or become liable for or guarantee the obligations of any corporation, partnership, individual or other entity excluding the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

            (c) Liens. Except for Permitted Liens, Borrower shall not directly or indirectly create, incur, assume, or suffer to exist any Lien on any of its property now owned or hereafter acquired except Liens granted to Lenders under the Bridge Loan Documents and Liens described or permitted under the Existing Credit Facility.

            (d) No Transfer of Assets. Borrower will not (a) enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), (b) convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of the business, property, or assets, whether now owned or hereafter acquired, of Borrower, or (c) acquire by purchase or otherwise all or substantially all of the property, assets, stock, or other evidence of beneficial ownership of any person or entity, except where the purchase price for such acquisition is less than $10,000 and the aggregate purchase price for all acquisitions made within any period of twelve months is less than $25,000.

            (e) Extraordinary Transactions and Disposal of Assets. Borrower will not enter into any transaction not in the ordinary and usual course of Borrower's business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower's properties or assets (other than sales of inventory to buyers in the ordinary course of Borrower's business as currently conducted).

            (f) Restricted Payments. Borrower shall not directly or indirectly
(a) declare or pay any dividend (other than dividends payable solely in Common Stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of Borrower or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower; or (b) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than Indebtedness pursuant to this Agreement and in accordance with this Agreement).

            (g) Investments. Except for Permitted Investments, Borrower shall not directly or indirectly make any Investment in any Person, whether in cash, securities, or other property of any kind.

            (h) Affiliate Transactions; Intercompany Transfers; Diversion of Corporate Assets. Borrower shall not directly or indirectly (a) Enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to, any Subsidiary or Affiliate of Borrower, unless any such transaction is at arm's length, on fair and reasonable terms to Borrower, and on terms which are no more onerous to Borrower as could be obtained from a Person unrelated to Borrower; (b) Make any intercompany transfers of monies or other assets in any single transaction or series of transactions, except as otherwise permitted in this Agreement; or (c) Divert (or permit anyone to divert) any business or opportunity of Borrower to any other corporate or business entity.

            (i) Mergers. Borrower shall not merge or consolidate with any Person or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing).

            (j) No Activities Leading to Forfeiture. Borrower shall not engage in the conduct of any business or activity which could result in a Forfeiture Proceeding.

            (k) Corporate Documents; Fiscal Year. Borrower shall not amend, modify or supplement its certificate or articles of incorporation or by-laws in any way which would adversely affect the ability of Borrower to perform its obligations hereunder. Borrower shall not change its fiscal year.

            (l) Capital Expenditures. Other than for a capital expenditure contained in any budget approved by the Board of Directors, including a majority of the directors designated by the purchasers pursuant to the terms and conditions of Debenture and Warrant Purchase Agreement, or capital expenditures not contained in any such budget, but which do not exceed $100,000 in the aggregate during any fiscal year of Borrower, make or commit to make any capital expenditures.

                                   SECTION 8.
                               REGISTRATION RIGHTS

      8.1. Restrictive Legend. Each certificate representing

            (a) any Note, the Warrants or any Conversion Shares, any Warrant Shares or other securities issued with respect to the Notes, Warrants, Conversion Shares or Warrant Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event or upon the exercise of the Warrants or conversion of the Notes, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

      "THIS [NAME OF SECURITY] [AND THE COMMON STOCK ISSUABLE UPON [CONVERSION] [EXERCISE] HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1)

      A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) BORROWER RECEIVES AN OPINION OF COUNSEL TO BORROWER OR OTHER COUNSEL TO THE HOLDER OF SUCH [NAME OF SECURITY] REASONABLY SATISFACTORY TO BORROWER THAT SUCH [NAME OF SECURITY] [AND/OR COMMON STOCK] MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."

      8.2. Certain Definitions As used in this Section 8, the following terms shall have the following respective meanings:

            "Holders" shall mean Lenders or any person to whom a Lender or transferee of a Lender has assigned any Note, Warrants, Conversion Shares or Warrant Shares.

            "Initiating Holders" shall mean any persons who in the aggregate are Holders of at least a majority of the Conversion Shares and the Warrant Shares.

            "Registrable Securities" shall mean any Conversions Shares and Warrant Shares issued upon exercise of the Warrants, conversion of any Note or in respect of the Conversion Shares and Warrant Shares issued upon exercise of the Warrants or conversion of any Note upon any stock split, stock dividend, recapitalization or similar event.

            "Requesting Stockholders'" shall mean holders of securities of Borrower entitled to have securities included in any registration pursuant to
Section 8.3 and who shall request such inclusion.

            The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

            "Registration Expenses" shall mean all expenses incurred by Borrower in compliance with Sections 8.3 and 8.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Borrower, blue sky fees and expenses, reasonable fees and disbursements of one counsel for all the selling Holders for a "due diligence" examination of Borrower, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Borrower, which shall be paid in any event by Borrower), exclusive of Selling Expenses.

            "Restricted Securities" shall mean the securities of Borrower required to bear or bearing the legend set forth in Section 8.1 hereof.

            "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder, except as otherwise provided herein.

      8.3. Requested Registration.

            (a) Requests for Registration. The Initiating Holders may request registration under the Securities Act of all or part of their Registrable Securities. Within ten (10) days after receipt of any such request, Borrower will give written notice of such requested registration to all other Holders of Registrable Securities and any other stockholder having registration rights which entitle it to participate in such registration. Borrower will include in such registration all Registrable Securities with respect to which it has received written requests for inclusion therein within fifteen (15) days after receipt of Borrower's notice. Borrower shall cause its management to cooperate fully and to use its best efforts to support the registration of the Registrable Securities and the sale of the Registrable Securities pursuant to such registration as promptly as is practicable. Such cooperation shall include, but not be limited to, management's attendance and reasonable presentations in respect of Borrower at road shows with respect to the offering of Registrable Securities. The registration requested under this Section 8.3(a) is referred to herein as a "Demand Registration."

            (b) Number of Registrations. The Holders of Registrable Securities will be entitled to request one (1) Demand Registration for which Borrower will pay all Registration Expenses. A registration will not count as a Demand Registration until it has become effective; provided, however, that whether or not it becomes effective, Borrower will pay all Registration Expenses in connection with any registration so initiated.

            (c) Priority on Demand Registrations. If a Demand Registration is an underwritten offering, and the managing underwriters advise Borrower in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number which can be sold in such offering, Borrower will include in such registration such number of Conversion Shares and Warrant Shares, which in the opinion of such underwriters, may be sold, allocated among the Holders electing to participate pro rata in accordance with the amounts of securities requested to be so included by the respective Holders. Borrower will not include in any Demand Registration any securities which are not Registrable Securities without the written consent of the Holders of a majority of the Registrable Securities requesting such registration. Any persons other than Holders of Registrable Securities who participate in a Demand Registration which is not at Borrower's expense must pay their share of the Registration Expenses. A registration shall not count as a Demand Registration if some or all of the Conversion Shares and Warrant Shares which any Holder desires to include therein are not included due to the determination of the managing underwriters referred to in the first sentence of this Section 8.3(c).

            (d) Restrictions on Demand Registrations. Borrower will not be obligated to effect any Demand Registration within six (6) months after the effective date of a previous registration in which the Holders of Registrable Securities were given piggyback rights pursuant to Section 8.4 other than a registration of Registrable Securities intended to be offered on a continuous or delayed basis under Rule 415 or any successor rule under the Securities Act (a "Shelf Registration").

      8.4. Piggyback Registrations.

            (a) Right to Piggyback. Whenever Borrower proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration or pursuant to a registration on Forms S-4 or S-8 or any successors to such forms) and the registration form to be used may be used for the registration and contemplated disposition of Registrable Securities (a "Piggyback Registration"), Borrower will give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration. Borrower will include in such registration all Registrable Securities with respect to which Borrower has received written requests for inclusion therein within thirty (30) days after the receipt of Borrower's notice.

            (b) Piggyback Expenses. The Registration Expenses of the Holders of Registrable Securities will be paid by Borrower.

            (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of Borrower, and the managing underwriters advise Borrower in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, Borrower will include in such registration first, the securities Borrower proposes to sell, second, the Registrable Securities and securities of Borrower with respect to which similar registration rights have been granted and requested to be included in such registration, pro rata in accordance with the amounts of Registrable Securities and such securities requested to be so included by the respective Holders and holders of such securities of Borrower; and third, any other securities requested to be included in such registration.

            (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Borrower's securities, and the managing underwriters advise Borrower in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, Borrower will include in such registration first, the securities requested to be included therein by the holders requesting such registration, second, the Registrable Securities and securities of Borrower with respect to which similar registration rights have heretofore been granted and requested to be included in such registration, pro rata in accordance with the amounts of Registrable Securities and such securities requested to be so included by the respective Holders and holders of such securities of Borrower, and third, other securities requested to be included in such registration.

            (e) Other Restrictions. Borrower hereby agrees that if it has previously filed a registration statement with respect to Registrable Securities pursuant to Section 8.3 or pursuant to this Section 8.4, and if such previous registration has not been withdrawn or abandoned, Borrower will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any other similar form for employee benefit plans), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six (6) months has elapsed from the effective date of such previous registration or, if sooner, until all Registrable Securities included in such previous registration have been sold.

      8.5. Holdback Agreements.

            (a) Each Holder of Registrable Securities which is a party to this Agreement agrees not to effect any public sale or distribution of equity securities of Borrower, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration) or, if sooner, until all Registrable Securities included within such registration have been sold.

            (b) Borrower agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any other similar form for employee benefit plans) or, if sooner, until all Registrable Securities included within such registration have been sold, and
(ii) to use its reasonable best efforts to cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from Borrower at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted) or, if sooner, until all Registrable Securities included within such registration have been sold.

      8.6. Registration Procedures. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Section 8, Borrower will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Borrower will as expeditiously as possible:

            (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities, which registration statement will state that the Holders of Registrable Securities covered thereby may sell such Registrable Securities either under such registration statement or, at any Holder's proper request, pursuant to Rule 144 (or any similar rule then in effect), and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Borrower will furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period set forth in Section 8.6(j) hereof and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

            (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

            (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Borrower will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, subject itself to taxation in any such jurisdiction, or consent to general service of process in any such jurisdiction);

            (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading, and, at the request of any such seller, Borrower will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the Lenders of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

            (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Borrower are then listed;

            (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

            (h) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, using its best efforts to effect a stock split or a combination of shares);

            (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of Borrower, and cause Borrower's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

            (j) keep each registration statement effective until the earlier to occur of (i) the Holder or Holders have completed the distribution described in the registration statement relating thereto (including a Shelf Registration) and
(ii) two (2) years.

      8.7. Expenses of Registration. All Registration Expenses incurred in connection with a registration, qualification or compliance pursuant to this
Section 8 shall be borne by Borrower, and all Selling Expenses shall be borne by the Holders and the Requesting Stockholders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that Borrower shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Initiating Holders, the registration statement does not become effective, in which case the Holders and Requesting Stockholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and, further, that such registration shall not be counted as a Demand Registration pursuant to Section 8.3.

      8.8. Indemnification.

            (a) Borrower will indemnify each Holder, each Holder's officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance of such Holder's securities has been effected pursuant to this Section 8, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document (including any related registration statement notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Borrower of the Securities Act or any rule or regulation thereunder applicable to Borrower and relating to action or inaction required of Borrower in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each Holder's officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, that Borrower will not be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based on any untrue statement or omission of material fact based upon written information furnished to Borrower by such Holder or underwriter and stated to be specifically for use therein.

            (b) Each Holder and Requesting Stockholder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Borrower, each of Borrower's directors and officers and each underwriter, if any, of Borrower's securities covered by such registration statement, each person who controls Borrower or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other Holder and Requesting Stockholder and each of their officers, directors and partners, and each person controlling such Holder or Requesting Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Borrower, its officers and directors, each underwriter, each person controlling Borrower or such underwriter, each other Holder and Requesting Stockholders, their officers, directors, partners and control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Borrower by such Holder or Requesting Stockholder and stated to be specifically for use therein; provided, however, that the obligations of each Holder and Requesting Stockholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Requesting Stockholder of securities sold as contemplated herein.

            (c) Each party entitled to indemnification under this Section 8.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld and for such purpose approval is hereby given for Wolf, Block, Schorr and Solis-Cohen LLP ("Wolf, Block") to be such counsel), and the Indemnified Party may participate in such defense at such party's expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless such failure has had a Material Adverse Effect on such claim. The parties to this Agreement reserve any rights to claim under this Agreement for damages actually incurred by reason of any failure of the Indemnified Party to give prompt notice of a claim. To the extent counsel for the Indemnifying Party shall in such counsel's reasonable judgment, have a conflict in representing an Indemnified Party in conjunction with the

Indemnifying Party or other Indemnified Parties, such Indemnified Party shall be entitled to separate counsel at the expense of the Indemnifying Party subject to the approval of such counsel by the Indemnified Party (whose approval shall not be unreasonably withheld and for such purpose approval is hereby given for Wolf, Block to be such counsel). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and any litigation resulting therefrom.

      8.9. Information by Holders. Each Holder of Registrable Securities, and each Requesting Stockholder holding securities included in any registration, shall furnish to Borrower such information regarding such Holder or Requesting Stockholder and the distribution proposed by such Holder or Requesting Stockholder as Borrower may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 8.

      8.10. Limitations on Registration of Issues of Securities. From and after the date of this Agreement, Borrower shall not enter into any agreement with any holder or prospective holder of any securities of Borrower giving such holder or prospective holder the right to require Borrower to register any securities of Borrower equal to or more favorable than the rights granted under this Section
8. Any right given by Borrower to any holder or prospective holder of Borrower's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the provisions of this Section 8 and with the rights of the Holders provided in this Agreement and such holder or prospective holder agrees to be bound by the terms of this Section 8.

      8.11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, Borrower agrees to:

            (a) make and keep public information available, as those terms are understood, defined and interpreted in and under Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by Borrower for an offering of its securities to anyone other than its employees;

            (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of Borrower under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

            (c) so long as Lender owns any Restricted Securities, furnish to Lender forthwith, upon request, a written statement by Borrower as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by Borrower for an offering of its securities to anyone other than its employees), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Borrower, and such other reports and documents so filed as Lender may reasonably request in availing itself of any rule or regulation of the Commission allowing Lender to sell any such securities without registration.

      8.12. Participation in Underwritten Registrations. No person may participate in any underwritten registration hereunder unless such person agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

      8.13. Selection of Underwriters. If any Demand Registration is an underwritten offering, the Holders of a majority of the Registrable Securities included in such registration have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of Borrower (which approval will not be unreasonably withheld). If any registration other than a Demand Registration is an underwritten offering, Borrower will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of the Holders of a majority of the Registrable Securities included in such registration (which approval will not be unreasonably withheld).

      8.14. Termination of Registration Rights. The rights of Holders to request a Demand Registration or participate in a Piggyback Registration shall expire on May 30, 2003.

                                   SECTION 9.
                         EVENTS OF DEFAULT AND REMEDIES

      9.1. Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

            (a) Failure to Pay. Borrower shall fail to pay any of its Obligations when the same shall become due and payable.

            (b) Breach of Certain Covenants. Borrower shall fail to comply with any covenant contained in Sections 6 or 7 hereof ("Affirmative Covenants" and "Negative Covenants"), which, in the case of Borrower's failure to comply with the covenants contained in Sections 6.1 and 6.13 above, continues for a period of ten (10) days following Borrower's receipt of written notice thereof from the Agent.

            (c) Breach of Representation or Warranty. Any representation or warranty made or deemed to be made by Borrower in this Agreement or in any other Bridge Loan Document (and in any statement or certificate given under this Agreement or any other Bridge Loan Document), shall be false or misleading in any material respect when made or deemed to be made.

            (d) Breach of Other Covenants. Borrower shall fail to comply with any covenant contained in this Agreement or any other Bridge Loan Document, other than as set forth in Section 10.1(b), and such failure shall continue for ten (10) Business Days after its occurrence.

            (e) Cross Default. There shall occur any default or event of default on the part of any Borrower under (i) any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property is bound, creating or relating to any indebtedness (other than the Obligations), the unpaid principal balance of which is in excess of $100,000, if the payment or maturity of such indebtedness is accelerated in consequence of such event of default or demand for payment of such indebtedness is made or (ii) the Debenture and Warrant Purchase Agreement.

            (f) Dissolution, etc. Borrower shall cease to do business, take steps to wind-up or dissolve or shall suffer the appointment of a receiver, trustee, examiner, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors.

            (g) Bankruptcy, etc.. Borrower (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture; (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; (vi) shall suffer any such custodianship, receivership or trusteeship to continue discharged for a period of 30 days or more; or (vii) shall cease to be Solvent.

            (h) Judgments. One or more judgments, decrees or orders for the payment of money in excess of $100,000 in the aggregate shall be rendered against Borrower, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

            (i) Forfeiture Proceeding. Any Forfeiture Proceeding shall have been commenced against Borrower.

      9.2. Acceleration. Upon the occurrence and during the continuance of any Event of Default, without prejudice to the rights of any Lender to enforce its claims against Borrower and by delivery of written notice to Borrower from Agent on behalf of Lenders, all Obligations shall be immediately due and payable (except with respect to any Event of Default set forth in Section 9.1(f) or (g) hereof, in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand to Borrower) without presentment, demand, protest or any other action or obligation of Lenders.

      9.3. Remedies.

            (a) Upon the occurrence of an Event of Default, Majority Holders may at any time (unless all defaults shall theretofore have been remedied) at its or their option, by written notice or notices to the Company (i) declare all the Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived; and (ii) declare any other amounts payable to the Lenders under this Agreement or as contemplated hereby due and payable.

            (b) Notwithstanding anything contained in Section 9.3(a), if, at any time after the principal of the Notes shall so become due and payable and prior to the date of maturity stated in the Notes all arrears of principal of and interest on the Notes (with interest at the rate specified in the Notes on any overdue principal and, to the extent legally enforceable, on any interest overdue) shall be paid by or for the account of the Company, then Majority Holders, by written notice(s) to the Company, may (but shall not be obligated to) waive such Event of Default and its consequences and rescind or annul such declaration; but no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom. If any holder of a Note shall give any notice or take any other action with respect to a claimed Default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action will give written notice thereof to all other holders of the Notes then outstanding, describing such notice or other action and, the nature of the claimed Default.

      9.4. Application of Proceeds; Surplus; Deficiencies. The net cash proceeds resulting from Agent's exercise of any of the foregoing rights against any Collateral (after deducting all of Lenders' Expenses related thereto) shall be applied by Agent to the payment of the Obligations, whether due or to become due, in the order set forth in Section 2.9. Borrower shall remain liable to Lenders for any deficiencies, and Lenders in turn agree to remit to Borrower or its successors or assigns, any surplus resulting therefrom.

                                   SECTION 10.
                               GENERAL PROVISIONS

      10.1. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER BRIDGE LOAN DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE BRIDGE LOAN DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS

OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

      10.2. SUBMISSION TO JURISDICTION. ALL DISPUTES AMONG BORROWER AND LENDERS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT LENDERS SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST BORROWER OR ITS PROPERTY IN ANY LOCATION REASONABLY SELECTED BY LENDERS IN GOOD FAITH TO ENABLE LENDERS TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDERS. BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY LENDERS. BORROWER WAIVES ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT IN WHICH LENDERS HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

      10.3. SERVICE OF PROCESS. BORROWER HEREBY IRREVOCABLY AGREES THAT SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER BRIDGE LOAN DOCUMENT MAY BE AFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS RESPECTIVE ADDRESS SET FORTH IN SECTION 10.6.

      10.4. JURY TRIAL. BORROWER, AGENT AND LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY.

      10.5. LIMITATION OF LIABILITY. NEITHER AGENT NOR ANY OF THE LENDERS SHALL HAVE ANY LIABILITY TO BORROWER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON LENDERS, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

      10.6. Notices. Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, or by facsimile transmission, promptly confirmed in writing sent by first class mail:

            If to any Lender then to Agent, as follows:

                  Mr. Srini Conjeevaram
                  Galen Partners III, L.P.
                  Rockefeller Center
                  610 Fifth Avenue, 5th Floor
                  New York, New York 10020

            With copies to:

                  Wolf, Block, Schorr and Solis-Cohen LLP
                  250 Park Avenue
                  New York, New York 10177
                  Attention: George N. Abrahams, Esq.
                  Fax no. (212) 986-0604

            If to Borrower:

                  Halsey Drug Co., Inc.
                  695 N. Perryville Road
                  Rockford, Illinois 61107
                  Attention: Mr. Michael Reicher
                  Fax no. (815) 399-9710

            With copies to:

                  St. John & Wayne LLC
                  Two Penn Plaza East
                  Newark, New Jersey 07105-2249
                  Attention: John P. Reilly, Esq.
                  Fax no. (973) 491-3555

All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.

      10.7. Indemnification. Borrower hereby indemnifies and agrees to defend and hold harmless Agent, each of the Lenders and their respective partners, directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of (a) any litigations, investigations, claims or proceedings which arise out of or are in any way related to (i) this Agreement or the transactions contemplated hereby, (ii) any actual or proposed use by Borrower of the proceeds of the Consolidated Bridge Loan or Lenders entering into this Agreement, the other Bridge Loan Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and
(b) any remedial or other action taken by Borrower or Lenders in connection with compliance by Borrower, or any of its property, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines.

      10.8. Amendments and Waivers. This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of Borrower and the Lenders as set forth below:

            (a) Holders of at least fifty one percent (51%) in aggregate principal amount of the Notes then outstanding may by written instrument amend or waive any term or condition of this Agreement, except that no such amendment or waiver shall (i) except as otherwise permitted in Section 2.3(f) hereof with respect to voluntary prepayments of the Notes by the Borrower, extend the fixed maturity of any Notes, the rate or the time of payment or mandatory prepayment of principal thereof or payment of interest thereon, or the principal amount thereof, without the consent of the holders of the Notes so affected, (ii) change the aforesaid percentage of Notes, the holders of which are required to consent to any such amendment or waiver, without the consent of the holders of all the Notes then outstanding or (iii) change the percentage of the amount of the Notes, the holders of which may declare the Notes to be due and payable under Section 9.1.

            Borrower and each holder of a Note then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this Section 10.8, whether or not such Note shall have been marked to indicate such modification, but any Note issued thereafter shall bear a notation as to any such modification. Promptly after obtaining the written consent of the holders herein provided, Borrower shall transmit a copy of such modification to all of the holders of the Notes then outstanding.

            (b) Holders of at least a majority of the Conversion Shares and the Warrant Shares in the aggregate then outstanding may by written instrument amend or waive any term or condition of this Agreement relating to the rights or obligations of holders of Conversion Shares and Warrant Shares, which amendment or waiver operates for the benefit of such holders but in no event shall the obligation of any holder of Conversion Shares and Warrant Shares hereunder be increased, except upon the written consent of such holder of Conversion Shares and Warrant Shares.

            Borrower and each holder of a Conversion Share or a Warrant Share then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this Section 10.8, whether or not such Conversion Share or Warrant Share shall have been marked to indicate such modification, but any Conversion Share and Warrant Share issued thereafter shall bear a notation as to any such modification. Promptly after obtaining the written consent of the holders herein provided, Borrower shall transmit a copy of such modification to all of the holders of the Conversion Shares and the Warrant Shares then outstanding.

      10.9. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, Section, subsection, paragraph, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

      10.10. Counterparts and Effectiveness. This Agreement and any waiver or amendment hereto may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to Lenders pursuant to Section 10.6 or shall have given to Lenders written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

      10.11. Severability. In case any provision in or obligation under this Agreement or any Note or the other Bridge Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      10.12. Entire Agreement; Successors and Assigns. This Agreement and the other Bridge Loan Documents constitute the entire agreement among Borrower and Lenders, supersedes any prior agreements among them, and shall bind and benefit Borrower and Lenders and their respective successors and assigns.

      10.13 Assignments and Participations.

            (a) Each Lender may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of the Consolidated Bridge Loan, such Lender's Total Commitment or any other interest herein to an Affiliate or to another Person. In the case of an assignment authorized under this Section 10.13, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder, shall be deemed to be a Lender for all purposes, and such assigning Lender shall be relieved of its obligations hereunder with respect to such Lender's Total Commitment or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a

"Lender". Any such Lender may furnish any information concerning Borrower and its Subsidiaries in its possession from time to time to assignees and participants (including prospective assignees and participants).

            (b) The Borrower and the Lenders hereby authorize the Agent to modify this Agreement by unilaterally amending or supplementing Exhibit A to reflect the assignment by a Lender of all or any part of its Total Commitment to any other Lender hereunder or to any Person whatsoever, and to reflect the Total Commitment of any Person that elects to become a Lender after the date hereof by extending a new loan to Borrower.

      10.14 No Brokers. Each Lender and Borrower represents and warrants to each other that it has not employed or dealt with any broker in connection with any transactions contemplated by this Agreement and each of Lender and the Borrower shall indemnify and hold harmless the other from and against any and all claims at any time heretofore or hereafter made for broker's or finder's fees or commissions, which claim or claims arise from, out of, or in connection with any of the transactions contemplated by this Agreement.

      10.15 No Novation. This Agreement amends and restates in its entirety the Original Bridge Loan Agreement and consolidates the Original Bridge Loan with the Additional Bridge Loan. Neither this Agreement nor any of the Notes creates a novation of or in any manner diminishes or extinguishes the unpaid principal balance of, or the accrued interest on, Borrower's indebtedness to Lenders originally evidenced by the Original Notes. Such unpaid principal balance of, and such accrued interest on, such indebtedness continues to be due and owing by Borrower to Lenders, as of the date hereof, and Borrower hereby reaffirms and confirms same.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in the state of New York, and delivered by their proper and duly authorized officers and representatives as of the date set forth above.

                 Borrower:         HALSEY DRUG CO., INC.

                                   By: /s/
                                       ------------------------------
                                   Name:  Michael Reicher
                                   Title: Chief Executive Officer


                 Lenders:          GALEN PARTNERS III, L.P.
                                   By: Claudius, L.L.C., General Partner

                                   By: /s/
                                       ------------------------------
                                   Name:  Bruce F. Wesson
                                   Title: Managing Member

                                   GALEN PARTNERS INTERNATIONAL III, L.P.
                                   By: Claudius, L.L.C., General Partner

                                   By: /s/
                                       ------------------------------
                                   Name:  Bruce F. Wesson
                                   Title: Managing Member


                                   GALEN EMPLOYEE FUND  III, L.P.
                                   By: Wesson Enterprises, Inc., General Partner

                                   By: /s/
                                       ------------------------------
                                   Name:  Bruce F. Wesson
                                   Title: President

                                   /s/
                                   ----------------------------------
                                   Michael Weisbrot

                                   /s/
                                   ----------------------------------
                                   Susan Weisbrot